Exhibit 10.56

 EXCHANGE AGREEMENT

This EXCHANGE AGREEMENT (this "Agreement") is made and entered into effective as of the 16th day of January, 2020 by and between GUIDED THERAPEUTICS, INC., a Delaware corporation (the "Company") and the undersigned creditor of the Company (the "Creditor").

WHEREAS, the Creditor is the payee of certain obligations owed to the Creditor by the Company as set forth below and on Exhibit A hereto (the "Obligations");

WHEREAS, in satisfaction in full of the Obligations, the Creditor is willing to accept, under the circumstances set forth herein, certain cash payments from the Company and securities of the Company as set forth on Exhibit B hereto (the "Securities" and such transaction, the "Exchange");

WHEREAS, the Exchange is being made in reliance upon the exemption from registration provided by Section 4(a)(2) of the Securities Act; and

WHEREAS, the Company and the Creditor desire to enter into this Agreement to evidence and set forth the terms of the exchange of the Securities for and payment of cash in satisfaction of the Obligations;

NOW, THEREFORE, in consideration of the mutual covenants herein contained, and intending to be legally bound hereby, the parties hereto, being duly sworn, do covenant, agree and certify as follows:

I.
Recitals. The parties hereto acknowledge and agree that the foregoing recitals are true and accurate and constitute part of this Agreement to the same extent as if contained in the body hereof.

2. Definitions. In addition to the terms defined elsewhere in this Agreement: (a) capitalized terms that are not otherwise defined herein have the meanings given to such terms in the Obligations (as defined herein), and (b) the following terms have the meanings set forth in this Section 1.1:

"Affiliate" means any Person that, directly or indirectly through one or more intermediaries, controls or is controlled by or is under common control with a Person, as such terms are used in and construed under Rule 405 under the Securities Act.

"Board of Directors" means the board of directors of the Company.
"Common Stock" means the common stock of the Company, par value $0.001 per share, and any other class of securities into which such securities may hereafter be reclassified or changed.

"Exchange Act" means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated there under.

"Liens" means a lien, charge, pledge, security interest, encumbrance, right of first refusal, preemptive right or other restriction.

"Net Proceeds" Means the gross amount of cash raised in the Series D Unit Financing minus commissions and legal costs.

"Person" means an individual or corporation, partnership, trust, incorporated or unincorporated association, joint venture, limited liability company, joint stock company, government (or an agency or subdivision thereof) or other entity of any kind.

"Securities" has the meaning set forth in the Preamble of this Agreement.

"Securities Act" means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.
3. Exchange and Satisfaction. The Obligations shall be surrendered by the Creditor and exchanged for the Securities and other considerations according to this Agreement and the following terms and conditions.

a.
The Creditor currently holds two senior secured convertible notes one in the original principal amount of $1,275,000 having an original issue date of September 10, 2014 that was assigned to it on February 12, 2016 and the other in the original principal amount of $1,437,500 having an original issue date of February 12, 2016 (the "Secured Notes") and a third unsecured note in the original principal amount of $32,083 issued on November 21, 2016 issued by the Company ( the Secured Notes and the third unsecured note being collectively referred to as the ''Notes'') totaling in the amount owed to Creditor of approximately $3,360,811 as of December 12,2019, including interest and other fees, and both parties wish to continue a relationship under mutually agreeable terms.

b. The Company and the Creditor have agreed to divide the amount intended to be exchanged, including interest, into two portions, cash and Series D preferred units pursuant to certain circumstances described below.

(1) Upon a financing or series of financings or closings including the contemplated Series D Unit Offering that results in the Company paying $1,500,000 in cash to Creditor other than an Alternative Financing as defined in clause (5) below, Creditor will have the right to exchange the Notes (including interest and penalties) in the amount of $3,360,811 as of December 12,2019 or such greater amount that is owed under the Notes, less any cash received pursuant to Sections (4) and (5) below, into the securities issued in the Series D Preferred Unit Offering, such securities to be issued to the Creditor upon the same terms as the other investors in the Series D Unit Offering. In addition to the foregoing, for each $100,000 above $4,000,000 up to $4,900,000 Net Proceeds raised by the Series D Unit Offering, Creditor shall receive an additional $50,000 to pay down other unsecured debt owed by the Company to the Creditor.

(2) If Net Proceeds of $5,000,000 to $6,000,000 are raised under the Series D Unit Offering or any other financing, the Creditor will have the right to exchange the Notes (including interest) in consideration for the payment to the Creditor of a cash payment of $2,500,000 (inclusive of amounts described above) from the proceeds of the Series D Unit Offering;

(3) If the maximum offering of over $6,000,000 in Net Proceeds is raised under the Series D Unit Offering or any other financing, Creditor will cancel Notes (including interest) in consideration for a full cash payment of $3,392,963 or such larger amount as shall be owed at such time.

(4) As described above, if the Net Proceeds received by Creditor pursuant to clauses (1)(2) or (3) above are less than the amount owed under the Notes the balance of any shortfall of aforesaid amount may be converted by Creditor, in its sole discretion, into the securities issued in the Series D Unit Offering. For example, if the investors in the future Series D Unit offering receive one share of Series D Preferred Stock and a warrant to purchase one share of common stock for each $100,000 invested then Creditor shall receive such number of shares of Series D Preferred Stock and a warrant to purchase such number of shares of common stock as shall equal the outstanding amount owed under the Notes (including interest and penalties) minus $1,500,000 in the case of a payment of $1,500,000 under clause (1) above divided by $100,000. Creditor acknowledges that they do not wish to participate in the first tranche of the Series D financing closing in December 2019.

(5) In the event of alternative financings (e:.g., the Auctus Convertible Note), the Company may elect to pay to Creditor a total of $1,500,000 in cash to the Creditor at which time Creditor shall waive any security interest in the assets of the Company, and Creditor shall exchange any remaining debt from the Notes into the Series D Unit offering. Until such time that Creditor is paid a total of $1,500,000 in cash from the Auctus Convertible Note, it shall maintain its current seniority with respect to its lien on the Company's assets and Auctus Fund, LLC ("Auctus")(or any other secured lender) and Creditor shall enter into a subordination agreement, in form and substance acceptable to Creditor. Creditor will be paid $450,000 at the time of closing of Tranche 1 with Auctus, $100,000 at the time of closing of Tranche 2 with Auctus, and $950,000 at the time of closing of tranche 3 with Auctus.

(6) At any time while any amounts are outstanding under the Notes, Creditor shall have the right, but not an obligation, to convert all or a portion of the amounts owed to it under the Notes for an equivalent amount of securities that are to be issued by the Company in a financing transaction to investors upon the same terms as the investors in such financing and based upon the price to be paid by the investors in such financing . Creditor shall be provided with at least 10 days written notice of any such transaction and no less than 10 days from its receipt of such notice to exercise the right.

(7) A 9.99% blocker shall be affected such that the Creditor agrees to restrict its holdings of the Company's Common Shares to less than 9.99% of the total number of the Company's outstanding common shares at anyone point in time.

(8) The number of shares and warrants issued shall take into account the final amount owed that may be due to additional interest and penalties at the time of closing, to be agreed by both Creditor and the Company.

(9) If Creditor is issued any shares of Series D Preferred Stock, Creditor will have the same rights as the other holders of Series D Preferred Stock, including any registration rights, rights of first refusal, conversion rights, anti-dilution rights, etc. and such rights shall not be changed without Creditor's consent.

4.Representations and Warranties of the Company. The Company hereby makes the following representations and warranties to Creditor:

c.
As a part of this Exchange Agreement, Company and Creditor agree existing warrants previously issued to Creditor in 2016 are exercisable for 7,185,000 shares of the Company's common stock. The warrants will be repriced at $0.20. So long as the Series D and alternate financings consunll1late as per pre-agreed design, the warrants will not have ratchet or any other reset provisions, not have a cashless exercise provision and not be exercisable until after the first anniversary of the closing of the date hereof. The warrants shall expire February 12,2023.

d.	All royalty payments owed to Creditor pursuant thereto shall remain obligations of the Company to Creditor and shall remain in full force and effect.
e.
The Company shall have a period of eight (8) months from the execution date of this Exchange Agreement, subject to early termination as set forth below (the "Forbearance Period") to make the cash payments set forth in one of clauses (1)(2)(3)(4) or (5) above and Creditor shall forbear from exercising its rights and remedies against the Company for the prior defaults during the Forbearance Period while the Company is seeking financing. The Company shall be entitled to extend the Forbearance Period at its options and so long as no additional defaults under the Notes exist or are incurred for up to an additional four (4) months for an additional cash payment per month of $50,000. These payments will contribute to the $1,500,000 owed to the Creditor described in Section 3b(1) above.

f.
If after the Series D (or other financing) results in the Creditor owning Series D Shares and wanants and only having been paid out $1.5 million, in the event of a future financing or significant collaboration with a partner that resnlts in revenues to the Company of greater than $1 million, the Company agrees to buy back $500,000 of the Series D Shares from the Creditor ifthe price ofthe Series D unit round is higher than the new financing round or prevailing market price.

g.	As of the date hereof, the interest rate on the Notes will revert to their original non default rates.

(a) Authorization; Enforcement. The Company has the requisite corporate power and authority to enter into and to consummate the transactions contemplated by this Agreement and otherwise to carry out its obligations hereunder. The execution and delivery of this Agreement by the Company and the consummation by it of the transactions contemplated hereby and thereby have been duly authorized by all necessary action on the part of the Company and no further action is required by the Company, the Board of Directors or the Company's stockholders in connection herewith or therewith. This Agreement have been (or upon delivery will have been) duly executed by the Company and, when delivered in accordance with the terms hereof and thereof, will constitute the valid and binding obligations of the Company enforceable against the Company in accordance with their terms, except: (i) as limited by general equitable principles and applicable bankruptcy, insolvency, reorganization, moratorium and other laws of general application affecting enforcement of creditors' rights generally, (ii) as limited by laws relating to the availability of specific performance, injunctive relief or other equitable remedies and (iii) insofar as indemnification and contribution provisions may be limited by applicable law.

(b) Issuance of the Securities. The Securities are duly authorized and, when issued and paid for in accordance with this Agreement, will be duly and validly issued, fully paid and nonassessable, free and clear of all Liens imposed by the Company. The shares of Common Stock underlying the Securities (if any), when issued in accordance with the terms of the Securities, will be validly issued, fully paid and nonassessable, free and clear of all Liens imposed by the Company other than restrictions on transfer required by law.

(c) Representations and Warranties. The representations and warranties of the Company set forth in Article III of the Securities Purchase Agreement, dated February 11, 2016, are true and con-ect in all material respects at and as of the time of the date hereof as though such representations and warranties had been made on and as of the date hereof, except that those that speak as of the date of said Securities Purchase Agreement.

5. Representations and Warranties of the Creditor. Creditor hereby represents and warrants as of the date hereof and as of the Closing Date to the Company as follows (unless as of a specific date therein):

(a) Own Account. Creditor understands that the Securities are "restricted securities" and have not been registered under the Securities Act or any applicable state securities law and is acquiring the Securities as principal for its own account and not with a view to or for distributing or reselling such Securities or any part thereof in violation of the Securities Act or any applicable state securities law, has no present intention of distributing any of such Securities in violation of the Securities Act or any applicable state securities law and has no direct or indirect arrangement or understandings with any other persons to distribute or regarding the distribution of such Securities in violation of the Securities Act or any applicable state securities law (this representation and warranty not limiting such Creditor's right to sell the Securities pursuant to the Registration Statement or otherwise in compliance with applicable federal and state securities laws). The Creditor is acquiring the Securities hereunder in the ordinary course of its business.

(c) Creditor's Status. At the time the Creditor was offered the Securities, it was, and as of the date hereof it is, an "accredited investor" as defined in Rule 501(a) under the Securities Act.

(d) Experience of Creditor. Creditor, either alone or together with its representatives, has such knowledge, sophistication and experience in business and financial matters so as to be capable of evaluating the merits and risks of the prospective investment in the Securities, and has so evaluated the merits and risks of such investment. Such Creditor is able to bear the economic risk of an investment in the Securities and, at the present time, is able to afford a complete loss of such investment.

1.
Release. The Creditor acknowledges and agrees that it shall have no further rights or interest in, and shall not receive any further consideration, payment or distribution of any kind with respect to, the Obligations that are exchanged as set forth above. In such regard, the Creditor hereby waives, relinquishes, remises and releases all rights, claims, interests or liabilities, known and unknown, of any nature whatsoever in law or equity which the Creditor may previously have had or may now or hereafter have as against or to receive from the Company arising out of, resulting from or relating to such exchanged Obligations or any rights or interest of the Creditor with respect thereto; provided, however, that this release shall not be effective until Creditor receives payment in full of all Obligations being exchanged as set forth above
2.
Transfer Restrictions. The Securities may only be disposed of in compliance with state and federal securities laws. In connection with any transfer of Securities other than pursuant to an effective registration statement or Rule 144 under the Securities Act, to the Company or to an Affiliate of a Creditor, the Company may require the transferor thereof to provide to the Company an opinion of counsel selected by the transferor and reasonably acceptable to the Company, the form and substance of which opinion shall be reasonably satisfactory to the Company, to the effect that such transfer does not require registration of such transferred Securities under the Securities Act. As a condition of transfer, any such transferee shall agree in writing to be bound by the terms of this Agreement. The Creditor agrees to the imprinting of a legend on any of the Securities in the following form:

[NEITHER] THIS SECURITY [NOR THE SECURITIES INTO WHICH THIS SECURITY IS [EXERCISABLE] [CONVERTIBLE]] HAS [NOT] BEEN REGISTERED WITH THE SECURITIES AND EXCHANGE COMMISSION OR THE SECURITIES COMMISSION OF ANY STATE IN RELIANCE UPON AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), AND, ACCORDINGLY, MAY NOT BE OFFERED OR SOLD EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR PURSUANT TO AN A V AILABLE EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAWS. THIS SECURITY [AND THE SECURITIES ISSUABLE UPON [EXERCISE] [CONVERSION] OF THIS SECURITY] MAYBE PLEDGED IN CONNECTION WITH A BONA FIDE MARGIN ACCOUNT WITH A REGISTERED BROKER-DEALER OR OTHER LOAN WITH A FINANCIAL INSTITUTION THAT IS AN "ACCREDITED INVESTOR" AS DEFINED IN RULE 501(a) UNDER THE SECURITIES ACT OR OTHER LOAN SECURED BY SUCH SECURITIES.

1.
Further Assurances. The patties hereto shall hereafter, without further consideration, execute and deliver promptly to the other party such further consents, waivers, assignments, endorsements and other documents and instruments, and to take all such further actions, as such party may from time to time reasonably request with respect to the exchange and satisfaction of the Obligations in accordance with the terms hereof. In this regard, the Creditor's obligation to accept the Securities and effect the exchange contemplated hereby, shall be subject to the execution of an appropriate subordination agreement, in form and substance acceptable to the Creditor, by and among the Creditor, the other senior creditors of the Company and the Company.
2.
Successors and Assigns. This Agreement is binding upon, and shall inure to the benefit of, the parties hereto and their respective successors and assigns.
3.
Counterparts. This Agreement may be executed in multiple counterparts, each of which shall be deemed an original and all of which, when taken together, shall constitute one and the same instrument.

IN WITNESS WHEREOF, the parties hereto have affixed their hands and seals by signing this Agreement as of the day and year first above written.

[Signatures on Following Page]

Company:
GUIDED THERAPEUTICS, INC..

By: /s/ Gene S. Cartwright
Name: Gene S. Cartwright
Title: CEO-

-
Creditor:
By: /s/ David Gentile
Name: David Gentil
Title: Manager